Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Registration Nos. 333-125990, 333-128841, 333-130946, 333-136906 and 333-133907) of ev3 Inc. of our report dated March 3, 2006, relating to the consolidated financial statements at December 31, 2005, and for each of the two years in the period ended December 31, 2005, and the financial statement schedule for each of the two years in the period ended December 31, 2005, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Minneapolis, Minnesota
March 12, 2007